United States
Securities And Exchange Commission

Washington, D.C. 20549

Amendment No. 1
to
Form S-1
Registration Statement Under The Securities Act Of 1933

OCZ Technology Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	3572	04-3651093
(State or other jurisdiction	(Primary	(I.R.S.
of	Standard	Employer
incorporation or	Industrial	Identification
organization)	Classification	No.)
Code number)

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ryan M. Petersen
President and Chief Executive Officer
OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur F. Knapp, Jr.
Interim Chief Financial Officer
OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

and

Phillip J. Niehoff, Esq.
Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois, 60606
(312) 701-7843

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock to be offered for resale by the Selling Stockholders, $0.0025 par value	7,139,960	(1)	$3.95	(2)	$28,202,842.00	$2,010.86
Common stock acquirable upon the exercise of warrants by the Selling Stockholders	1,784,996	(3)	$5.25		$9,371,229	$668.17
Common stock acquirable by placement agent upon the exercise of warrants	214,198	(4)	$3.08125		$659,997.59	$47.06
Total	9,139,154				$38,234,068.59	$2,726.09	(5)

(1)	Consisting of shares of common stock issued to the Selling Stockholders hereunder.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, (the “ Securities Act ”) based upon the average of the high and low sales price of the common stock on December 8, 2010, as reported on The NASDAQ Capital Market, which was $3.95 per share.

(3)
Consisting of up to 1,784,996 shares of common stock issuable upon the exercise of warrants, which will become exercisable on May 3, 2011 on a cashless basis at an exercise price of $5.25 per share and which will expire on November 2, 2015.  Estimated pursuant to Rule 457(g) under the Securities Act solely for the purposes of calculating the registration fee.

(4)
Consisting of up to 214,198 shares of common stock issuable upon the exercise of placement agent warrants issuable pursuant to a placement agent commission granted to the placement agent (the “ Placement Agent Warrant ”).  The Placement Agent Warrant is exercisable immediately on a cashless basis at an exercise price of $3.08125 per share and expires on November 2, 2015.  Estimated pursuant to Rule 457(g) under the Securities Act solely for the purposes of calculating the registration fee.

(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“ SEC ”) is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 22, 2010

OCZ Technology Group, Inc.

7,139,960 Shares of Common Stock

1,999,194 Shares of Common Stock issuable upon the exercise of outstanding Warrants

This prospectus relates to the resale by selling stockholders identified in the section entitled “ Selling Stockholders ” on page 13 of up to an aggregate of 9,139,154 shares of common stock, par value $0.0025 per share, of OCZ Technology Group, Inc. (“ OCZ ”), which consists of:

▪	7,139,960 shares of common stock; and

▪	1,999,194 shares of common stock issuable upon the exercise of outstanding warrants.

The Selling Stockholders (which term as used herein includes their pledgees, assignees, or other successors-in-interest) may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section entitled “ Plan of Distribution ” on page 20 of this prospectus.  We will not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders.

No underwriter or other person has been engaged to facilitate the sale of shares of our common stock in this offering.  The Selling Stockholders may be deemed underwriters of the shares of our common stock that they are offering.  We will bear all costs, expenses and fees in connection with the registration of these shares.  The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “ OCZ ”.  On December 8, 2010, the last reported sales price of our shares on The NASDAQ Capital Market was $3.95 per share.  You should rely only on the information contained in this prospectus.

You should consider carefully the risks that we have described in the section entitled “ Risk Factors ” before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated           , 2010.

You should rely only on the information contained in this prospectus.    We have not authorized anyone to provide you with information different from that contained in this prospectus.    The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.    The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Table of Contents

Prospectus Summary	5

Cautionary Statements Regarding Forward Looking Statements	7

Use of Proceeds	8

Market Price Of and Dividends on Common Stock and Related Stock Matters	8

Security Ownership of Certain Beneficial Owners and Management	10

Selling Stockholders	13

Plan of Distribution	20

Legal Matters	21

Experts	21

Material Changes	22

Where You Can Find More Information	22

Incorporation of Certain Information by Reference	22

Signatures	28

Exhibit Index	29

Prospectus Summary

This summary highlights selected information more fully described elsewhere in this prospectus.  You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed in the section entitled “ Risk Factors ” before deciding to invest in our common stock.  Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our” or “us” refer to OCZ Technology Group, Inc. and our subsidiaries.

Overview

We are a leading provider of high performance solid state drives (“ SSDs ”) and memory modules for computing devices and systems.

Historically, we primarily sold high performance memory modules to individual computing enthusiasts through catalog and online retail channels.  However, SSDs have emerged as a strong market alternative to conventional disk drive technology and SSDs are rooted in much of the same basic technological concepts as our legacy memory module business.  Today, as part of a diversification strategy which began in fiscal year 2009, our product mix is significantly more weighted toward the sale of SSDs and the SSD product line has become central to our business.  As a result, our target customers are increasingly enterprises and original equipment manufacturers (or “ OEMs ”).

In addition to our SSD and memory module product lines, we design, develop, manufacture and distribute other high performance components for computing devices and systems, including thermal management solutions and AC/DC switching power supply units (“ PSUs ”).  We offer our customers flexibility and customization by providing a broad array of solutions which are interoperable and can be configured alone or in combination to make computers run faster, more reliably, efficiently and cost effectively.  Through our diversified and global distribution channel, we offer approximately 20 product lines to 375 customers, including leading retailers, on-line retailers (or “ etailers ”), OEMs and computer distributors.

Corporate Information

We were founded in 2002 and incorporated in Delaware in December 2004.  We have two subsidiaries, OCZ Canada, Inc., a Canadian corporation, and OCZ Technology Ireland Limited, an Irish corporation.

Our principal executive offices are located at 6373 San Ignacio Avenue, San Jose California, 95119, and our telephone number is (408) 733-8400.  Our website address is www.ocztechnology.com ..  The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Shares outstanding prior to offering:	As of November 30, 2010, we had 34,165,718 shares of our common stock issued and outstanding.

Common Stock offered for resale to the public by the Selling Stockholders:
Up to 9,139,154 shares of our common stock, which consists of:

▪  Up to 7,139,960 shares of common stock; and

▪  Up to 1,999,194 shares of common stock issuable upon the exercise of outstanding warrants.

Use of Proceeds:
Proceeds from the sale of common stock covered by this prospectus will be received by the Selling Stockholders.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.  We may receive proceeds from the exercise of the warrants whose underlying shares of common stock are covered by this prospectus.

The NASDAQ Capital Market symbol for our common stock:	“ OCZ ”

Risk Factors:	See “ Risk Factors ” and the other information included in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

Cautionary Statement Regarding Forward-Looking Statements

Some of the statements contained in this prospectus are forward-looking statements, including, in particular, statements about our plans, strategies and prospects, objectives, expectations, intentions, adequacy of resources, and industry estimates.  These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions.

Forward-looking statements are based on information available to us as of the date of this prospectus.  Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements.  We caution you therefore that you should not rely on any of these forward-looking statements as statement of historical fact or as guarantees of future performance.  These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to:

▪	our ability to implement our business strategy, including the expansion of our solid state drive (“ SSD ”) product line through distributors and direct sales;

▪	our ability to obtain additional financing and continue to fund order fulfillment to match the demand for our products;

▪	our limited operating history, which is principally in products that are not our SSD product line, which has emerged as our core focus;

▪	unknown liabilities associated with past and future acquisitions;

▪	our ability to manage growth;

▪	significant competition amid with technology that is rapidly evolving;

▪	our ability to attract and retain talented employees; and

▪	other risks described under the headings “ Risk Factors ” and “ Management’s Discussion and Analysis of Financial Condition and Results of Operations .”

Market data and industry statistics used throughout this prospectus are based on independent industry publications and other publicly available information.  We believe these sources of information are reliable and that the information fairly and reasonably characterizes our industry.  Although we take responsibility for compiling and extracting the data, we have not independently verified this information.

Use Of Proceeds

We are registering these shares pursuant to the registration rights granted to the Selling Stockholders in connection with a registration rights agreement with the Selling Stockholders.  The Selling Stockholders will receive all of the net proceeds from the sale of the shares of our common stock offered for resale by them under this prospectus.  We will not receive any proceeds from the resale of shares of our common stock by the Selling Stockholders covered by this prospectus; however, we will receive proceeds from cash payments made in connection with the exercise of warrants held by Selling Stockholders that are covered by this prospectus.  We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

Market Price Of And Dividends On Common Stock And Related Stockholder Matters

Information required by this section is incorporated herein by reference to Part II, Item 5 entitled “ Market for Registrant’s Common Equity. Related Stockholder matters and Issuer Purchases of Equity Securities ” of our Annual Report filed on Form 10-K with the Securities and Exchange Commission (“ SEC ”) on May 20, 2010 (“ Annual Report ”).

The following information is in addition to the information already set forth under the corresponding captions identified below in Part II, Item 5 entitled “ Market for Registrant’s Common Equity.  Related Stockholder matters and Issuer Purchases of Equity Securities ” of our Annual Report.

From June 21, 2006 through April 1, 2009, our common stock was traded on the Alternative Investment Market (“AIM”) of the London Stock Exchange under the symbol “OCZ.”  From April 2, 2009 to January 13, 2010, our common stock was not publicly traded and we did not undertake any efforts to determine whether transfers or trades occurred during this period of time and if transfers or trades did occur, the price(s) at which such transfers or trades occurred.  On January 14, 2010 our common stock was listed on the Over-the-Counter Bulletin Board (“OTCBB”), and was traded on the OTCBB from February 10, 2010 to April 22, 2010.  Since April 23, 2010, our common stock has been quoted on The NASDAQ Capital Market.  The quotations below reflect the high and low bid prices for our common stock since May 31, 2007 as reported on AIM, OTCBB and The NASDAQ Capital Market, as applicable.  The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The NASDAQ Capital Market
	High	Low
2010:
Period of September 1 – December 8, 2010	$4.42	$1.79
2 nd Quarter (August 31, 2010)	$3.89	$1.80
Period of April 23 – May 31, 2010	$5.05	$3.30

OTCBB
	High	Low
2010:
Period of March 1 – April 22, 2010	$5.25	$4.00
Period of January 14 – February 28, 2010	$6.25	$5.25

AIM
	High	Low
2009:
Period of March 1 – April 1, 2009	$0.36	$0.12
4 th Quarter (February 28, 2009)	$0.51	$0.11

2008:
3 rd Quarter (November 30, 2008)	$0.65	$0.38
2 nd Quarter (August 31, 2008)	$1.25	$0.75
1 st Quarter (May 31, 2008)	$1.88	$0.90
2 Month Period Ended February 29, 2008	$2.28	$1.48

2007:
4 th Quarter (December 31, 2007)	$7.28	$2.10
3 rd Quarter (September 30, 2007)	$9.72	$6.00
2 nd Quarter (June 30, 2007)	$8.78	$5.65

The closing sales price for our common stock on December 8, 2010 was $3.95, as reported by The NASDAQ Capital Market.

Equity Compensation Plan Information

In December 2004, our Board adopted and our stockholders approved a stock incentive plan with 1,800,000 shares of common stock authorized for issuance (the “ Stock Incentive Plan ”).  The number of shares subject to the Stock Incentive Plan was subsequently increased to 5,232,873.  At our Annual Meeting of Stockholders which was held on November 15, 2010, our stockholders approved a second increase of up to 7,732,873 total shares of common stock authorized for issuance under the Stock Incentive Plan.

Recent Developments

In November 2010, we issued an aggregate of 7,139,960 shares of our common stock at $3.08125 per share in connection with a private placement.  These shares were issued in the United States in reliance of Rule 506 of Regulation D under the Securities Act and all recipients of our common stock were “accredited” as defined under the rules of the SEC.  As part of the private placement offering, we also issued warrants to purchase up to (i) 1,784,996 shares of our common stock at $5.25 per share (the “ $5.25 Warrants ”) and (ii) 214,198 shares of our common stock at $3.08125 per share (the “ $3.08125 Warrants ”).  The warrants have been issued in reliance on the exemptions provided by Section 4(2) of the Securities Act.  In addition, we have a commitment to issue a warrant for up to 53,549 shares of our common stock at $5.25 per share.   The $5.25 Warrants are exercisable on May 3, 2011, will expire on November 2, 2015 and may be exercised by the holders on a cashless basis.  The $3.08125 Warrants are immediately exercisable, will expire on November 2, 2015 and may be exercised by the holder on a cashless basis.  In addition, the $3.08125 Warrants contain certain piggyback registration rights.

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of November 30, 2010 as to the number of shares of our common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director or director nominee, (iii) the executive officers for whom information is included in the Summary Compensation Table and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date.  The numbers set forth below give effect to the 1 for 2.5 reverse stock split that occurred in September 2009.  As of November 30, 2010, 34,165,718 shares of our common stock were issued and outstanding.  Unless otherwise indicated, all persons named as beneficial owners of our common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Unless otherwise indicated, all persons named below can be reached at OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, California 95119.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percent (3)
Columbus Capital Management LLC (4)
One Montgomery Street, Suite 3300,
San Francisco, CA 94104	1,850,000	5.41%

Empire Capital Management LLC and Empire GP, LLC (5)
1 Gorham Island, Westport, CT 06880	3,122,718	8.92%

Arthur Armagast (6)	4,068,800	11.91%

Ryan M. Petersen (7)	4,996,348	14.62%

Alex Mei (8)	319,500	* %

Arthur Knapp (9)	497,117	1.45%

Richard Singh (10)	126,500	* %

Adam J. Epstein (11)	207,612	* %

Richard L. Hunter (12)	132,614	* %

Russell J. Knittel (13)	132,614	* %

Directors and executive officers as a group (7 persons) (14)	6,412,305	18.29%

*	Represents less than 1% of the issued and outstanding shares of our common stock as of November 30, 2010.

(1)
Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)
Under the rules of the SEC, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of their options.  Except as otherwise noted, options granted under our Stock Incentive Plan are immediately exercisable, subject to our right to repurchase unvested shares upon termination of employment or other service at a price equal to the option exercise price.

(3)
Calculated on the basis of 34,165,718 shares of common stock outstanding as of November 30, 2010, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after the date of this filing are deemed to be outstanding for the purpose of calculating that stockholder’s percentage beneficial ownership.

(4)
Columbus Capital Management, LLC (“ CCM ”) is the general partner of Columbus Capital Partners, L.P. (“ CCP ”) and Matthew D. Ockner is the managing member of CCM.  Mr. Ockner exercises sole voting and dispositive power over the shares.  CCM, CCP and Mr. Ockner each disclaim beneficial ownership with respect to these shares, as set forth in Schedule 13G filed with the SEC on August 12, 2010.

(5)
Represents shares of common stock and warrants immediately exercisable warrants to purchase 824,544 shares of our common stock held by Empire Capital Partners, LP (“Empire Capital”), Empire Capital Partners, LTD (the “Empire Overseas Fund”) and Empire Capital Partners Enhanced Master Fund, LTD (the “Enhanced Master Fund”, and together with Empire Capital and the Empire Overseas Fund, the “Empire Funds”).   Empire Capital has the power to dispose of and the power to vote the shares of common stock beneficially owned by it, which power may be exercised by its general partner, Empire GP, LLC (“Empire GP ”).  Empire GP does not directly own any shares of common stock and/or warrants.  By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “ Act ”), Empire GP may be deemed to beneficially own the shares owned by Empire Capital.  The Empire Overseas Fund and the Enhanced Master Fund each have the power to dispose of and the power to vote the shares of common stock and/or warrants beneficially owned by them, which power may be exercised by their investment manager, Empire Capital Management, LLC (“Empire Management”).  Empire Management does not directly own any shares of common stock and/or warrants.  By reason of the provisions of Rule 13d-3 of the Act, Empire Management may be deemed to beneficially own the shares owned by the Empire Overseas Fund and the Enhanced Master Fund.  Messrs. Scott A. Fine and Peter J. Richards are the Members of Empire GP and Empire Capital, and in their capacities direct the operations of Empire GP and Empire Capital. By reason of the provisions of Rule 13d-3 of the Act, each may be deemed to beneficially own the shares beneficially owned by Empire Capital, the Empire Overseas Fund and the Enhanced Master Fund.  Empire Management, Empire GP, the Empire Funds, Mr. Fine and Mr. Richards each disclaim any beneficial ownership of the shares.

(6)
Includes 2,400,000 shares held by Pearl Investments LLC.  Mr. Armagast has sole voting and dispositive power with respect to these shares.  Also includes 1,468,800 shares held by The Arthur P. Armagast Trust and 200,000 shares held by The Christine Armagast Trust and of which Mr. Armagast disclaims any interest.  Mr. Armagast is the trustee of both trusts.

(7)	All of the shares are held by the Petersen Family Trust. Mr. Petersen, as trustee of this trust, has voting and dispositive power over these securities.

(8)	Includes 319,500 shares subject to immediately exercisable options, of which 265,750 shares will be vested within 60 days of November 30, 2010.

(9)	Includes 50,000 shares subject to immediately exercisable options, of which 4,166 shares will be vested within 60 days of November 30, 2010.

(10)	Includes 100,000 shares subject to immediately exercisable options, of which none will be vested within 60 days of November 30, 2010.

(11)
Includes (i) immediately exercisable warrants to purchase 16,666 shares of our common stock, and (ii) 132,614 shares subject to immediately exercisable options, of which 34,953 shares will be vested within 60 days of November 30, 2010.

(12)	Includes 132,614 shares subject to immediately exercisable options, of which 34,953 shares will be vested within 60 days of November 30, 2010.

(13)	Includes 132,614 shares subject to immediately exercisable options, of which 25,786 shares will be vested within 60 days of November 30, 2010.

(14)
See notes 9 through 13.  Includes 884,008 shares subject to options and warrants that are currently exercisable or will become exercisable within 60 days of November 30, 2010 that are beneficially owned by current executive officers and directors.

Selling Stockholders

An aggregate of 9,139,154 shares of common stock, which consists of 7,139,960 shares of common stock and 1,999,194 shares of common stock issuable upon the exercise of our warrants, may be offered for sale and sold from time to time pursuant to this prospectus by the Selling Stockholders.  The term “Selling Stockholders” includes the stockholders listed below and their pledgees, assignees, or other successors-in-interest.  We have agreed to register all of the shares offered hereby for resale by the Selling Stockholders under the Securities Act and to pay all of the expenses in connection with such registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the Selling Stockholders.  Information concerning the Selling Stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

Except as disclosed under this prospectus, none of the Selling Stockholders has held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities.

The following table sets forth, for each of the Selling Stockholders to the extent known by us, the number of shares of our common stock beneficially owned, the number of shares of our common stock offered hereby and the number of shares and percentage of outstanding common stock to be owned after completion of this offering, assuming all shares offered hereby are sold.

Unless otherwise indicated, the Selling Stockholders have sole voting and investment power with respect to their shares of common stock.  All of the information contained in the table below is based upon information provided to us by the Selling Stockholders, and we have not independently verified this information.  The Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 34,165,718 shares of our common stock issued and outstanding as of November 30, 2010.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ” ) and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

In connection with various prior private placements, we issued shares of common stock and warrants that are or have been exercisable for either shares of our common stock.  The transactions under which such shares of common stock warrants have been issued and the terms of each such warrants instruments are described below.  The shares underlying each such warrant are registered pursuant to this registration statement.

Common Stock

In November 2010, we issued an aggregate of 7,139,960 shares of our common stock at $3.08125 per share in connection with a private placement.  These shares were issued in the United States in reliance of Rule 506 of Regulation D under the Securities Act and all recipients of our common stock were “accredited” as defined under the rules of the SEC.  As part of the private placement offering, we also issued warrants to purchase up to (i) 1,784,996 shares of our common stock at $5.25 per share (the “ $5.25 Warrants ”) and (ii) 214,198 shares of our common stock at $3.08125 per share (the “ $3.08125 Warrants ”).  The terms of the $5.25 Warrants and the $3.08125 Warrants are described immediately below.

Common Stock Warrants

On November 2, 2010 we issued warrants to various investors and our placement agent in connection with a private placement transaction.  The investors received warrants to purchase up to an aggregate of 1,784,996 shares of our common stock at an exercise price of $5.25 per share (the “ Purchase Warrants ”).  The Purchase Warrants will become exercisable on May 3, 2011, will expire on November 2, 2015 and may be exercised by the holders on a cashless basis.  Furthermore, we issued a warrant to our placement agent to purchase up to 214,198 shares of our common stock at an exercise price of $3.08125 per share (the “ Placement Agent Warrant ”).  The Placement Agent Warrant is exercisable until November 2, 2015 and may be exercised on a cashless basis.  In addition, the Placement Agent Warrant contains piggyback registration rights.  Specifically, upon written notice from us of our intention to file a registration statement, the placement agent may provide us with a written request specifying the number of shares of common stock currently or subsequently owned by the placement agent to be included in such registration statement.

	Shares of Common Stock Beneficially Owned Prior to this Offering				Shares of Common Stock Beneficially Owned After this Offering
Name and Address of Holder	Number of Shares Owned Prior to this Offering		% of Outstanding Shares [1]	Number of Offered Shares	Number of Shares Beneficially Owned after the Offering	% of Outstanding Shares [1]

White Rock Capital Partners, LP [2] 313 Turtle Creek Suite 800 Dallas, TX 75219	300,000		0.88	375,000	-	-

First Bank & Trust as Custodian of Ronald L. Chez IRA 820 Church Street Evanston, IL 60201	759,632	[3]	2.21%	324,543	499,998	1.46%

WHI Technology Fund LLC [4] 191 N. Wacker Drive Suite 1500 Chicago, IL 60606	331,134	[5]	0.97%	101,419	249,999	*

Empire Capital Partners, LTD. [6] c/o Empire Capital Management, LLC 1 Gorham Island Suite 201 Westport, CT 06880	764,502	[7]	2.21%	421,785	427,074	1.23%

Empire Capital Partners Enhanced Master Fund, LTD. [6] c/o Empire Capital Management, LLC 1 Gorham Island Suite 201 Westport, CT 06880	1,104,363	[8]	3.19%	659,675	576,623	1.66%

Empire Capital Partners, LP [9] c/o Empire Capital Management, LLC 1 Gorham Island Suite 201 Westport, CT 06880	929,310	[10]	2.68%	541,258	496,304	1.43%

STG Capital Fund LTD [11] c/o STG Capital Management, LP 780 Third Avenue Suite 301 New York, NY 10017	1,162,964	[12]	3.40%	1,233,772	175,947	*

STG Capital Partners (QP) LP [13] 780 Third Avenue Suite 301 New York, NY 10017	759,754	[14]	2.22%	794,627	124,053	*

SPI Hawaii Investments, LP [15] 88 Kearny Street Suite 1818 San Francisco, CA 94108	150,000		0.44%	187,500	-	-

Leaf Investment Partners, LP [16] 515 Madison Avenue Suite 4200 New York, NY 10022	1,070,993		3.13%	1,338,742	-	-

Tiburon Opportunity Fund, LP [17] c/o Bortel Investment Management LLC 13313 Point Richmond Beach Road N.W. Gig Harbor, WA 98332	64,908		0.19%	81,135	-	-

Carpe Diem Partners LLC [18] 3400 N. Lake Shore Drive Chicago, IL 60657	81,135		0.24%	101,419	-	-

Cross Cap Partners, LP [19] 5851 San Felipe Suite 230 Houston, TX 77057	26,957		0.08%	33,697	-	-

Cross Cap Partners Enhanced, LP [20] 5851 San Felipe Suite 230 Houston, TX 77057	183,996		0.54%	229,995	-	-

Grand Slam Capital Master Fund Ltd. [21] 2200 Fletcher Avenue Fort Lee, NJ 07024	205,000	[22]	0.60%	125,000	105,000	*

Great Gable Fund II, LP [23] 301 Battery Street San Francisco, CA 94111	119,292		0.35%	149,115	-	-

Great Gable Master Fund Limited [23] 301 Battery Street San Francisco, CA 94111	497,340		1.46%	621,675	-	-

Jon D. and Linda W. Gruber Trust [24] 50 Osgood Place San Francisco, CA 94133	97,400		0.29%	121,750	-	-

Lagunitas Partners L.P. [25] 50 Osgood Place San Francisco, CA 94133	227,143		0.66%	283,929	-	-

Brad Stroh 25 Saddleback Portola, CA 94028	162,272		0.47%	202,840	-	-

Kathryn Luff 234 Main Street New Canaan, CT 06840	16,227		0.05%	20,284	-	-

Thomas Shepard 173 West Blithedale Mill Valley, CA 94941	8,114		0.02%	10,143	-	-

Richard Wright 1900 S. Main Street Lakeport, CA 95453	8,114		0.02%	10,143	-	-

Anthony B. Low-Beer c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	250,000	[26]	0.73%	125,000	150,000	*

Cynthia A. Kohn c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	25,000		0.07%	31,250	-	-

Mechele Plotkin c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	10,000		0.03%	12,500	-	-

Phyllis Esposito c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	125,000	[27]	0.37%	62,500	75,000	*

Sander A. Flaum c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	25,000		0.07%	31,250	-	-

John F. Kohn c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	25,000		0.07%	31,250	-	-

The Thunen Family Trust [28] c/o Scarsdale Equities 10 Rockefeller Plaza Suite 720 New York, NY 10020	100,000		0.29%	125,000	-	-

Almond Family Foundation [29] P.O. Box 1078 Ross, CA 9495 7	150,000		0.44%	187,500	-	-

Almond Investment Fund LLC [30] P.O. Box 1078 Ross, CA 9495 7	655,000	[31]	1.91%	200,000	495,000	1.44%

Contra Partners, LP [32] Attn: Russell M. Sarachek 711 Fifth Avenue 15th Floor New York, NY 10022	104,408		0.39%	130,510	-	-

Stephen Dow Hartzog 47 Ridge Ave. Mill Valley, CA 94941	15,000		0.04%	18,750	-	-

Merriman Curhan Ford & Co. [33] 600 California Street, 9 th Floor San Francisco, CA 94108	422,746	[34]	1.22%	214,198	208,548	*

*	Less than one percent of the total number of shares of common issued and outstanding.

1.	Based on 34,165,718 shares of common stock issued and outstanding as of November 30, 2010.

2.
White Rock Management, L.P., a Texas limited partnership (“ White Rock Management ”) is the general partner of White Rock Capital Partners, L.P., a Texas limited partnership (“ White Rock Partners ”).  The general partner of White Rock Management is White Rock, Inc.  Thomas U. Barton and Joseph U. Barton are the shareholders of White Rock, Inc, and in such capacities, each of Thomas U. Barton and Joseph U. Barton may be deemed to be the beneficial owner of these shares.

3.	Includes 166,666 shares of common stock issuable upon the exercise of outstanding warrants.

4.
William Harris Investors, Inc. (“ WHI ”) is the managing member of and investment advisor to WTI Technology Fund, LLC (“ WHI Technology Fund ”).  Each of Michael S. Resnick, executive vice president of WHI, and Len Wanger, portfolio manager of the WHI Technology Fund, may exercise voting and dispositive power with respect to these shares on behalf of WHI.

5.	Includes 83,333 shares of common stock issuable upon the exercise of outstanding warrants.

6.
Empire Capital Management, L.L.C. is the investment manager to, and has investment discretion over, the shares held by Empire Capital Partners, Ltd. and Empire Capital Partners Enhanced Master Fund, Ltd.  Scott A. Fine and Peter J. Richards are the managing members of Empire Capital Management L.L.C. and, in such capacity, have voting and dispositive power with respect to such shares.  Each of Empire Capital Partners, Ltd., Empire Capital Partners Enhanced Master Fund, Ltd., Scott A. Fine and Peter J. Richards disclaims beneficial ownership of these shares.

7.	Includes 142,358 shares of common stock issuable upon the exercise of outstanding warrants.

8.	Includes 192,208 shares of common stock issuable upon the exercise of outstanding warrants.

9.
Empire GP, L.L.C. is the general partner of, and has investment discretion over, the shares held by Empire Capital Partners, LP.  Scott A. Fine and Peter J. Richards are the managing members of Empire GP, L.L.C. and, in such capacity, have voting and dispositive power with respect to such shares.  Each of Empire Capital Partners, LP, Scott A. Fine and Peter J. Richards disclaims beneficial ownership of these shares.

10.	Includes 165,435 shares of common stock issuable upon the exercise of outstanding warrants.

11.
STG Capital, LLC (“ STG Capital ”) is the general partner of STG Capital Fund, Ltd (“ STG Fund ”).  As the Managing Member of STG Capital, Steven T. Glass has sole voting and dispositive power over the shares held by STG Fund.

12.	Includes 58,649 shares of common stock issuable upon the exercise of outstanding warrants.

13.
STG Capital, LLC (“ STG Capital ”) is the general partner of STG Capital Partners (QP), LP (“ STG Partners ”).  As the Managing Member of STG Capital, Steven T. Glass has sole voting and dispositive power over the shares held by STG Partners.

14.	Includes 41,351 shares of common stock issuable upon the exercise of outstanding warrants.

15.	Prism Capital Corp is the general partner of SPI Hawaii Investments, LP. As the President, Dennis J. Wong has voting and dispositive power with respect to such shares.

16.
S Squared Capital, LLC is the general partner of Leaf Investment Partners, L.P., and Kenneth Goldblatt and Seymour L. Goldblatt are the managing members of S Squared Capital, LLC.  As such, Kenneth Goldblatt and Seymour L. Goldblatt exercise shared voting and dispositive power with respect to these shares.  Each of S Squared Capital, LLC, Kenneth Goldblatt and Seymour L. Goldblatt disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

17.
Bortel Investment Management, LLC is the general partner of Tiburon Opportunity Fund, L.P., and Peter Bortel is the managing member of Bortel Investment Management, LLC.  As such, Peter Bortel exercises sole voting and dispositive power with respect to these shares.  Each of Bortel Investment Management, LLC and Peter Bortel disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

18.
Carpe Diem Capital Management LLC (“ Carpe Diem Capital ”), as investment manager for Carpe Diem Partners LLC (“ CDP ”), ZPII, LP (“ ZPI ”), as the manager and sole member of Carpe Diem Capital, C3 Management Inc. (“ C3 ”), as the general partner of ZPII, and John D. Ziegelman, as the Chairman of the Board, President and Treasurer and the beneficial owner of I00% of the outstanding shares of common stock of C3, each may be deemed to have beneficial ownership of the shares owned by CDP which are being registered hereunder.

19.	CrossCap General Partners, LP is the general partner of CrossCap Partners, LP and as such exercises sole voting and dispositive power with respect to these shares.

20.	CrossCap Enhanced GP, LP is the general partner of CrossCap Partners Enhanced, LP and exercises sole voting and dispositive power with respect to these shares.

21.	Mitchell Sacks, as Partner of Grand Slam Capital Master Fund Ltd (“ Grand Slam Capital ”), has sole voting and dispositive power over the shares held by Grand Slam Capital.

22.	Includes 35,000 shares of common stock issuable upon the exercise of outstanding warrants.

23.
Great Gable Partners, LP, (“ Gable Partners ”), is the investment adviser to Great Gable Fund II, LP and Great Gable Master Fund Limited.  Each of Jacques Soenens and Simon Baker are the managing partners of Gable Partners and as such has shared voting and dispositive power with respect to these shares.

24.	Jon D. Gruber, as Trustee of the Jon D. and Linda W. Gruber Trust, has sole voting and dispositive power with respect to these shares.

25.
Gruber & McBaine Capital Management, LLC (“ GMCM ”) is the general partner of Lagunitas Partners, L.P., and Jon D. Gruber and J. Patterson McBaine are the managing members of GMCM.  As such, Jon D. Gruber and J. Patterson McBaine exercise shared voting and dispositive power with respect to these shares.  Each of GMCM, Jon D. Gruber and J. Patterson McBaine disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

26.	Includes 50,000 shares of common stock issuable upon the exercise of outstanding warrants.

27.	Includes 25,000 shares of common stock issuable upon the exercise of outstanding warrants.

28.	Garret G. Thunen and Carol Thunen, as Trustees of The Thunen Family Trust, have shared voting and dispositive power with respect to these shares.

29.	Charles M. Almond, as Trustee of the Almond Family Foundation, has sole voting and dispositive power with respect to these shares. Mr. Almond disclaims any beneficial ownership over such shares.

30.	Charles M. Almond, as manager of Almond Investment Fund, LLC, has sole voting and dispositive power with respect to these shares. Mr. Almond disclaims any beneficial ownership over such shares.

31.	Includes 165,000 shares of common stock issuable upon the exercise of outstanding warrants.

32.
Contra Partners, LLC is the General Partner of Contra Partners, LP.  Russell M. Sarachek, the Managing Member of Contra Partners, LLC has sole voting and dispositive power over the shares.  Mr. Sarachek disclaims beneficial ownership over these shares except to the extent of his pecuniary interest in Contra Partners, LLC.

33.
Merriman Curhan Ford & Co. (“ Merriman Curhan ”) is an SEC registered broker-dealer that acted as placement agent in our November 2, 2010 private placement.  Each of Peter Coleman and Michael Doran, in their respective capacities as Chief Executive Officer and General Counsel of Merriman Curhan, have shared voting and dispositive power over these shares.

34.	Includes 385,415 shares of common stock issuable upon the exercise of outstanding warrants.

Plan Of Distribution

Each Selling Stockholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock included in this prospectus on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440 of the Financial Industry Regulatory Authority (“ FINRA ”); and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares, including SEC filing fees. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act and have advised us that they will comply with the applicable prospectus delivery requirements in connection with this offering.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares registered hereunder.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares registered hereunder by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect; (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) three (3) years from October 29, 2010.  The shares registered hereunder will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares registered hereunder may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale, except where there is an exemption from such delivery requirements under applicable securities laws.

Legal Matters

The validity of the common stock offered in this prospectus will be passed upon for us by Mayer Brown LLP.

Experts

The consolidated financial statements of OCZ Technology Group, Inc. and subsidiaries for each of the three fiscal years in the three-year period ended  February 28, 2010 have been included in this prospectus and in the registration statement in reliance upon the reports of both Crowe Clark Whitehill LLP (On October 1, 2010, Horwath Clark Whitehill LLP changed its name to Crowe Clark Whitehill LLP) for the fiscal years ended February 29, 2008 and February 28, 2009 and Crowe Horwath LLP for the fiscal year ended February 28, 2010 , both of which are independent registered public accounting firms, as stated in their respective reports dated May 1, 2009 and  May 20, 2010 each of which is incorporated by reference herein, and such consolidated financial statements have been so incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

Material Changes

There have been no material changes since February 28, 2010 that have not been described in our Annual Report on Form 10-K, a Form 10-Q or Form 8-K filed under the Exchange Act, or this prospectus.

Where You Can Find More Information

We have filed with the SEC a Registration Statement on Form S-1 (such Registration Statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “ Registration Statement ”) under the Securities Act, for the registration under the Securities Act of the shares of common stock offered hereby.  This prospectus does not contain all the information set forth in the Registration Statement; certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Reference is hereby made to the Registration Statement which contains further information with respect to us and our common stock.  Statements herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified by reference to the copy of the applicable document filed with the SEC.

We are subject to the reporting requirements of the Exchange Act, and in accordance therewith file reports, including annual and quarterly reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov ..

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

Incorporation of Certain Information by Reference

 We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus.  Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  Except as set forth below, the SEC file number for the documents incorporated by reference in this prospectus is 001-3465.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

•	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2010, as filed with the SEC on May 20, 2010.

•
Our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2010, as filed with the SEC on July 12, 2010, Amendment No. 1 thereto on Form 10Q/A, as filed with the SEC on July 19, 2010 and the Form 10-Q for the quarterly period ended August 31, 2010, as filed with the SEC on October 15, 2010.

•	Our definitive Proxy Statement filed in connection with the Annual Meeting of Stockholders held on November 15, 2010, as filed with the SEC on October 15, 2010.

•
Our Current Reports on Form 8-K, as filed with the SEC on March 26, 2010, March 29, 2010, April 8, 2010, May 11, 2010, May 12, 2010, May 14, 2010, June 28, 2010, August 18, 2010, October 12, 2010, November 4, 2010 and November 16, 2010.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

 You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us at:

6373 San Ignacio Avenue
San Jose, California 95119
(408) 733-8400

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement or that we have specifically referred you to. We have not authorized anyone else to provide you with different information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.  You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized.  Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Through and including 90 days after the date of this prospectus, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

7,139,960 Shares of Common Stock

1,999,194 Shares of Common Stock issuable upon the exercise of outstanding Warrants

OCZ Technology Group, Inc.

PROSPECTUS

December 22, 2010

Item 13             Other Expenses of Issuance and Distribution

The following table sets forth our estimates of the expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by us.

Item	Amount
SEC registration fee	$3,000
Legal fees and expenses	$85,000
Accounting fees and expenses	$15,000
Printing fees and expenses	$2,500
Transfer Agent Fees	$3,000
Miscellaneous	$6,500
Total	$115,000

Item 14             Indemnification of Directors and Officers

As permitted by the DGCL, our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

▪	for any breach of the director’s duty of loyalty to us or our stockholders;

▪	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

▪	under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption of stock; or

▪	for any transaction from which the director derives an improper personal benefit.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.  Section 145 of the DGCL also provides that a corporation has the power to maintain insurance on behalf of its directors and officers against any liability asserted against those persons and incurred by them in their capacity as directors or officers, as applicable, whether or not the corporation would have the power to indemnify them against liability under the provisions of Section 145 of the DGCL.

Our Certificate of Incorporation and Bylaws also provide for the indemnification of our directors and officers to the fullest extent authorized by the DGCL.  The indemnification provided under our Certificate of Incorporation and Bylaws includes the right to be paid expenses in advance of any proceeding for which indemnification may be payable, provided that the payment of these expenses incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to us of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.  We intend to maintain director and officer liability insurance on behalf of our directors and officers.

The foregoing summaries are necessarily subject to the complete text of the DGCL, our Certificate of Incorporation and Bylaws.

Item 15             Recent Sales of Unregistered Securities

Information required by this section is incorporated herein by reference to Part II, Item 5 entitled “ Market for Registrant’s Common Equity.  Related Stockholder Matters and Issuer Purchases of Equity Securities ” under the caption entitled “ Recent Sales of Unregistered Securities ” of OCZ Technology Group, Inc.’s Annual Report.

The following information is in addition to the information already set forth under the corresponding captions identified below in Part II, Item 5 entitled “Market for Registrant’s Common Equity. Related Stockholder matters and Issuer Purchases of Equity Securities ” under the caption entitled “Recent Sales of Unregistered Securities” of our Annual Report.

Recent Sales of Unregistered Securities

In November 2010, we issued an aggregate of 7,139,960 shares of our common stock at $3.08125 per share in connection with a private placement.  These shares were issued in the United States in reliance of Rule 506 of Regulation D under the Securities Act and all recipients of our common stock were “accredited” as defined under the rules of the SEC.  As part of the private placement offering, we also issued warrants to purchase up to (i) 1,784,996 shares of our common stock at $5.25 per share (the “ $5.25 Warrants ”) and (ii) 214,198 shares of our common stock at $3.08125 per share (the “ $3.08125 Warrants ”).  The warrants have been issued in reliance on the exemptions provided by Section 4(2) of the Securities Act.  In addition, we have a commitment to issue a warrant for up to 53,549 shares of our common stock at $5.25 per share.  The $5.25 Warrants are exercisable on May 3, 2011, will expire on November 2, 2015 and may be exercised by the holders on a cashless basis.  The $3.08125 Warrants are immediately exercisable, will expire on November 2, 2015 and may be exercised by the holder on a cashless basis.  In addition, the $3.08125 Warrants contain certain piggyback registration rights.

Item 16             Exhibits and Financial Statements

(a)	See the Exhibit Index of this Registration Statement for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

(b)
Financial statements meeting the requirements of Regulation S-X are incorporated herein by reference to Part II, Item 8 entitled “ Financial Statements and Supplementary Data ” of OCZ Technology Group, Inc.’s Annual Report.

Item 17            Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California on December 21, 2010.

OCZ Technology Group, Inc.
By:	/s/ Ryan M. Petersen
Ryan M. Petersen
President and Chief Executive Officer

Power of Attorney

Known By All Men by these presents , that each person whose signature appears below constitutes and appoints Ryan M. Petersen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ryan M. Petersen	Chief Executive Officer and Director	December 21, 2010
Ryan M. Petersen	(Principal Executive Officer)

	Interim Chief Financial Officer	December 21, 2010
/s/ Arthur F. Knapp, Jr.	(Principal Financial and Accounting Officer)
Arthur F. Knapp, Jr.

/s/ Adam Epstein	Director	December 21, 2010
Adam Epstein

/s/ Richard L. Hunter	Director	December 21, 2010
Richard L. Hunter

/s/ Russell J. Knittel	Director	December 21, 2010
Russell J. Knittel

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 17, 2004 of OCZ Technology Group, Inc., an Indiana corporation, with and into OCZ Technology Group, Inc., a Delaware corporation. (1)

2.2	Asset Purchase Agreement dated May 25, 2007 by and among OCZ Technology Group, Inc., PC Power and Cooling, Inc. and Douglas Dodson. (1)

2.3	Asset Purchase Agreement dated October 25, 2007 by and among OCZ Technology Group, Inc., Silicon Data Inc., a New York corporation, Fred Cohen, and Eyal Akler. (1)

3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 30, 2009. (1)

3.2	Fourth Amended and Restated Bylaws. (1)

3.3	Certificate of Designation as filed with the Delaware Secretary of State on November 4, 2009. (4)

4.1	Specimen common stock certificate of OCZ Technology Group, Inc. (1)

5.1	Opinion of Mayer Brown LLP. (13)

10.1	OCZ Technology Group, Inc. 2004 Stock Incentive Plan. (1)

10.2	Executive Employment Agreement dated April 4, 2006 by and between OCZ Technology Group, Inc. and Ryan M. Petersen. (1)

10.3	Executive Employment Agreement dated April 4, 2006 by and between OCZ Technology Group, Inc. and Arthur Knapp. (1)

10.4	Executive Employment Agreement dated April 4, 2006 by and between OCZ Technology Group, Inc. and Alex Mei. (1)

10.5	Executive Employment Agreement dated December 17, 2008 by and between OCZ Technology Group, Inc. and Kerry Smith. (1)

10.6	Offer Letter dated June 13, 2006 memorializing the terms of Mr. George Kynoch’s services as a non-executive director. (1)

10.7	Offer Letter dated June 13, 2006 memorializing the terms of Mr. Quentin Colin Maxwell Solt’s services as a non-executive director. (1)

10.8	Sub-Sublease dated January 30, 2009 by and between Oracle USA, Inc. and OCZ Technology Group, Inc. for the property located in San Jose, California, USA. (1)

10.9	Lease dated April 21, 2005 by and between Buckgolf Inc., & Greengolf Inc. and OCZ Technology Group, Inc. dated for the property located in Markham, Ontario, Canada. (1)

10.10	English translation of lease dated August 7, 2005 by and between Vrodest Delft C.V. and OCZ Technology Group, Inc. for the property located in Delft, The Netherlands. (1)

10.11	English summary of lease for the property located in Taipei County, Taiwan. (1)

10.12	English summary of lease for the property located in Lujhu Township, Taiwan. (1)

10.13	Form of Indemnification Agreement for Directors and Officers of OCZ Technology Group, Inc. (1)

10.14	Executive Employment Agreement dated November 30, 2007 by and between OCZ Technology Group, Inc. and Justin Shong. (1)

10.15	Loan and Security Agreement dated July 2009 by and between OCZ Technology Group, Inc. and Silicon Valley Bank. (1)

10.16	Sale of Accounts and Security Agreement by and between OCZ Technology Group, Inc. and Faunus Group International, Inc. dated July 6, 2009. (1)

10.17	Asset Purchase Agreement dated August 31, 2009 by and between OCZ Technology Group, Inc. and BCInet, Inc. (1)

10.18	Secured Promissory Note, dated August 31, 2009, issued by BCInet, Inc. to OCZ Technology Group, Inc. in the amount of $311,215. (1)

10.19	Secured Promissory Note, dated August 31, 2009, issued by BCInet, Inc. to OCZ Technology Group, Inc. in the amount of $170,000. (1)

10.20	Secured Convertible Promissory Note, dated August 31, 2009, issued by BCInet, Inc. to OCZ Technology Group, Inc. in the amount of $414,200. (1)

10.21	Series A Preferred Stock Purchase Agreement dated August 31, 2009 by and between BCInet, Inc. and OCZ Technology Group, Inc. (1)

10.22	Security Agreement dated August 31, 2009 by and between BCI net, Inc. and OCZ Technology Group, Inc. (2)

10.23	Confidential Resignation and Consulting Agreement and General Release dated March 12, 2009 by and between OCZ Technology Group, Inc. and Arthur Knapp. (3)

10.24	Promissory Note dated August 19, 2009 from OCZ Technology Group, Inc. to The Ryan Petersen and Sarita Nuez Family Trust. (3)

10.25	Distribution Agreement dated June 2009, by and between OCZ Technology Group, Inc. and Bell Microproducts Canada. (5)

10.26	Securities Purchase Agreement dated March 23, 2010 by and among OCZ Technology Group, Inc. and the institutional and accredited investors listed therein (6)

10.27	Registration Rights Agreement dated March 23, 2010 by and among OCZ Technology Group, Inc. and the Purchasers (as defined therein). (6)

10.28	Form of Warrant for the institutional and accredited investors. (6)

10.29	Form of Warrant for Placement Agent (as defined therein). (6)

10.30	Second Amendment to the Loan and Security Agreement dated May 10, 2010 by and between OCZ Technology Group, Inc. and Silicon Valley Bank. (8)

10.31	Offer Letter dated December 30, 2009 memorializing the terms of Mr. Adam Epstein’s services as a non-executive director. (9)

10.32	Offer Letter dated December 30, 2009 memorializing the terms of Mr. Richard L. Hunter’s services as a non-executive director. (9)

10.33	Offer Letter dated December 30, 2009 memorializing the terms of Mr. Sunit Saxena’s services as a non-executive director. (9)

10.34	Lease Extension Agreement dated May 21, 2010 by and between Buckgolf Inc., & Greengolf Inc. and OCZ Canada, Inc. for the property located in Markham, Ontario, Canada. (9)

10.35	Lease Accommodation Agreement dated May 31, 2010 by and between OCZ Technology Group, Inc. and Beleggingsmaatschappij Marcel B.V. for the property located in Waddinxveen, The Netherlands. (10)

16.1	Letter regarding change in certifying accountants dated April 5, 2010 from Horwath Clark Whitehill (now Crowe Clark Whitehill). (7)

21.1	Subsidiaries of OCZ Technology Group, Inc. (1)

23.1	Consent of Independent Registered Public Accounting Firm – Crowe Horwath, LLP. (13)

23.2	Consent of Independent Registered Public Accounting Firm – Crowe Clark Whitehill, LLP. (13)

23.3	Consent of Mayer Brown LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10 filed on September 30, 2009.

(2)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10 filed on November 12, 2009.

(3)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10 filed on December 4, 2009.

(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q filed on January 14, 2010.

(5)	Incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K filed on January 25, 2010.

(6)	Incorporated by reference Registrant’s Form 8-K filed on March 26, 2010.

(7)	Incorporated by reference to Exhibit 16.1 to the Registrant’s Form 8-K filed on April 8, 2010.

(8)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on May 11, 2010.

(9)	Incorporated by reference to exhibit of the same number to the Registrant’s Form 10-K filed on May 20, 2010.

(10)	Incorporated by reference to Exhibit 99.1 to the Registrant's Form 8-K filed on May 27, 2010.

(11)	Incorporated by reference to Exhibits 10.1 and 10.2, respectively, to the Registrant's Form 8-K filed on June 3, 2010.

(12)	Incorporated by reference to Exhibit 5.1 to the Registrant’s Form S-1 filed on December 10, 2010.

(13)	Filed herewith.